FORM OF
		       INVESTMENT ADVISORY AGREEMENT
		       THE UNITED KINGDOM FUND INC.


	       AGREEMENT dated as of December 11, 1997 between MERCURY ASSET MANAGEMENT INTERNATIONAL CHANNEL ISLANDS LTD., a corporation organized under the laws of Jersey, Channel Islands (the "Investment Manager"), whose principal office is at Forum House, Grenville Street, St. Helier, Jersey JE4 8RL,
Channel Islands, and MERCURY ASSET MANAGEMENT INTERNATIONAL LTD., a corporation organized under the laws of Great Britain (the "Investment Adviser"), whose principal office is at 33 King William Street, London EC4R 9AS, England.

	       WHEREBY IT IS AGREED AND DECLARED as follows:

				   ARTICLE 1
				Interpretation

	       Section 1.01. In this Agreement the first following words and expressions shall have the following meanings:

	       "Assignment Date" means the first date that Merrill Lynch & Co., Inc. controls Mercury Asset Management Group plc;

	       "Charter" means the Articles of Incorporation and By-Laws of the Company as in effect from time to time;

	       "Commission" means the Securities and Exchange Commission;

	       "Company" means The United Kingdom Fund Inc., a Maryland corporation, whose principal office is c/o Mercury Asset Management International Ltd., 245 Park Avenue, Fifteenth Floor, New York, New York 10167;

	       "Directors" means the Board of Directors of the Company, including any duly appointed committee thereof;

	       "1940 Act" means the Investment Company Act of 1940, as amended;

	       "Investments" means the assets and rights from time to time of the Company;

	       "Investment Management Agreement" means the Investment Management Agreement dated as of December 11, 1997 between the Company and the Investment Manager, as amended;

	       "Issuance Date" means the date on which the Commission grants the exemptive order application of Mercury Asset Management Group plc, Merrill Lynch & Co., Inc., the Investment Manager and the Investment Adviser filed with the Commission on December 10, 1997 seeking an exemption from compliance with certain provisions of Section 15(a) of the 1940 Act;

	       "Laws" means the laws of the State of Maryland, the United States of America and any other applicable laws and regulations for the time being in force;

	       "Prospectus" means the prospectus included within the Company's Registration Statement relating to the Company's offering of up to 6,900,000 Shares at the time the Registration Statement is declared effective by the Commission, as amended;

	       "Shares" means shares of common stock of the Company ($0.01 par value).

	       Section 1.02. Any reference to the Company, the Investment Manager or the Investment Adviser includes a reference to its or their directors, officers and duly authorized agents.

	       Section 1.03. References to Articles and Sections are to Articles and Sections, respectively, of this Agreement.

	       Section 1.04. The headings to the Articles and Sections of this Agreement are for convenience only and shall not affect the construction or interpretation hereof.

	       Section 1.05. The terms "interested person", "assignment", "controls" and "vote of a majority of the outstanding voting securities" shall have the same meanings as set forth in the 1940 Act.

				   ARTICLE 2
		     Appointment of the Investment Adviser

	       The Investment Manager hereby appoints the Investment Adviser as its adviser with respect to the investment and reinvestment of the assets of the Company in accordance with the provisions of the Investment Management Agreement, the Charter, the Laws, the Company's investment objective and policies as from time to time in effect, and overall supervision and direction of, and guidelines established by, the Directors until its appointment shall be terminated as hereinafter provided, and the Investment Adviser hereby accepts such appointment and agrees to assume the obligations and duties set
forth herein.   The Investment Manager agrees to keep the Investment Adviser informed of the affairs of the Company and the performance of the Company's business.

				   ARTICLE 3
		       Duties of the Investment Adviser

	       Section 3.01. Without prejudice to the generality of Article 2 (and in accordance with such procedures as may be agreed from time to time) the Investment Adviser shall:

	       (a) advise the Investment Manager concerning all actions that it appears to the Investment Adviser would be advantageous to the Company in implementing the investment objective and policies of the Company;

	       (b) evaluate opportunities for possible investment by the Company and communicate its advice to the Investment Manager;

	       (c) keep under surveillance and review the Investments for the time being and, as circumstances may require, recommend changes in such Investments;

	       (d) provide such advice to the Investment Manager on matters related to Investments as the Investment Manager may reasonably require including, without limitation, research and statistical data in relation to the Investments and other matters within the scope of the investment objective and policies of the Company;

	       (e) advise whether and in what manner all rights conferred by the Investments shall be exercised;

	       (f) if required by the Investment Manager, prepare material for inclusion in reports of the Company;

	       (g) make recommendations concerning the desirability of making use of, and, with the consent of the Investment Manager, negotiating, loan facilities as part of the investment strategy of the Company;

	       (h) provide such information and assistance as may be required in connection with the valuation of the Investments by the Company; and

	       (i) recommend brokers and dealers to execute Investment transactions in the manner set forth in the Prospectus and, with the authority of the Investment Manager, instruct such brokers or dealers as agents of the Company to execute such transactions.

	       Section 3.02. The Investment Adviser will not carry on any business for the account of the Company or the Investment Manager if by so doing the Investment Adviser shall knowingly cause the Company or the Investment Manager to become liable to pay any United Kingdom taxes that they would not otherwise be liable to pay.

	       Section 3.03. The Investment Adviser shall for the purposes of this Agreement be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act on behalf of or to represent the Investment Manager or the Company in any way or otherwise be deemed an agent of the Investment Manager or the Company or to have any power to enter into any transaction or otherwise bind the Investment Manager or the Company.

	       Section 3.04. The authorities herein contained are continuing ones and shall remain in full force and effect until revoked by termination of this Agreement as hereinafter provided, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.

	       Section 3.05. The Investment Adviser, in the performance of its duties and obligations hereunder, shall act in conformity with the Laws (including specifically the 1940 Act) and all other applicable laws, regulations and requirements of regulatory authorities, the Charter, the Prospectus, the Company's investment objective and policies as from time to time in effect, and overall supervision and direction of, and guidelines established by, the Directors.

	       Section 3.06. The Investment Adviser agrees that it will not make a short sale of any Shares or purchase any Shares otherwise than for investment.

	       Section 3.07. The Investment Adviser shall keep or cause to be kept on behalf of the Company and the Investment Manager such books, records, statements and accounts as may be required by the Laws and the Charter and as otherwise may be necessary to give a complete record of all transactions implemented by the Investment Adviser on behalf of the Company and the Investment Manager; shall permit the Company, the Investment Manager and their employees and agents to inspect such books, records and statements at all reasonable times; and shall promptly surrender to the Company such books, records and statements upon the Company's request.

				   ARTICLE 4
			Fees of the Investment Adviser

	       Section 4.01. As consideration for the services to be provided hereunder, the Investment Manager shall pay to the Investment Adviser such fees as may be agreed from time to time between the Investment Manager and the Investment Adviser together with any Value Added Tax thereon (if any).

				   ARTICLE 5
				   Expenses

	       Section 5.01. In addition to the fee prescribed above, the Investment Adviser shall be reimbursed by the Investment Manager for such out-of-pocket expenses incurred in the proper performance of its duties (including any Value Added Tax thereon) as may be agreed from time to time between the Investment Manager and Investment Adviser. The Investment Adviser shall at its own expense employ such staff and provide such services, facilities and equipment as may be necessary for the proper performance of its duties in accordance with this Agreement and shall bear the cost of all travelling and out-of-pocket expenses of whatsoever nature incurred by it or its staff in or in connection with the performance of its duties.

	       Section 5.02. The Investment Adviser shall discharge the salaries and fees of the Directors and officers of the Company (in connection with the performance of their duties as such) who are interested persons of the Investment Adviser, but the Company shall discharge all out-of-pocket travelling expenses incurred by such Directors and officers in attending meetings of the Directors or committees thereof.

				   ARTICLE 6
		      Liability of the Investment Adviser

	       The Investment Manager and the Company agree that the Investment Adviser may rely on information reasonably believed by the Investment Adviser to be accurate and reliable. The Investment Manager and the Company further agree that, except as may otherwise be provided by the 1940 Act, the Investment Adviser shall not be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

				   ARTICLE 7
			  Services of the Investment

	       Adviser Not To Be Exclusive

	       The services of the Investment Adviser to the Investment Manager hereunder are not to be deemed exclusive and the Investment Adviser shall be free to render similar services to others and to retain for its own use and benefit fees or other monies payable thereby, and the Investment Adviser shall not be deemed to be affected with notice of, or to be under any duty to disclose to the Investment Manager or the Company, any fact or thing that may come to the notice of the Investment Adviser or any employee or agent of the Investment Adviser in the course of the Investment Adviser rendering similar services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying
out its duties hereunder.   Nothing in this Agreement shall limit or restrict
the right of any directors, officers or employees of the Investment Adviser to engage in any other business or to devote time and attention in part to the management or other aspects of any other business, whether of a similar or
dissimilar nature.   Subject to Section 3.03 hereof, the Investment Adviser
agrees that in the event that purchases or sales of Investments by the Company shall coincide with purchases or sales of the same securities by other clients of the Investment Adviser or the Investment Manager, the Investment Adviser will recommend to the Investment Manager such allocation as the Investment Adviser believes to be equitable to each client.

				   ARTICLE 8
			       Assignment, Etc.

	       This Agreement shall terminate automatically in the event of its assignment.

				   ARTICLE 9
		       Resignation, Termination and Term

	       Section 9.01.    This Agreement shall remain in effect for a
period of two years from its effective date.   If not sooner terminated, this
Agreement will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved annually by (i) the vote of a majority of the Directors who are neither parties to this Agreement nor are interested persons of the Company, the Investment Manager or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval and (ii) either (a) the vote of a majority of the outstanding voting securities of the Company or (b) the vote of a majority of the Directors. This Agreement may be terminated by the Company at any time on 60 days' written notice to the Investment Adviser without the payment of any penalty, by (i) vote of a majority of the Directors or (ii) vote of a majority
of the outstanding voting securities of the Company.   This Agreement may be
terminated by the Investment Manager at any time on 90 days' written notice to the Investment Adviser and the Company without the payment of any penalty. This Agreement may be terminated by the Investment Adviser at any time on 90 days' written notice to the Company and the Investment Manager.

	       Section 9.02. The Investment Manager shall immediately on receipt or service of any notice given by or to the Company relative to the termination of the Investment Manager's appointment forward a copy thereof to the Investment Adviser and the Investment Adviser's appointment hereunder shall terminate as at the date on which the termination of the appointment of the Investment Manager is to become effective.

	       Section 9.03. The appointment of the Investment Adviser shall automatically terminate forthwith if the Investment Manager shall become or be deemed to become resident within the United Kingdom or if the Investment Adviser shall carry on business in circumstances that cause the Investment Manager or the Company to become liable to pay any United Kingdom taxes that either such party would not otherwise be liable to pay.

	       Section 9.04. On termination of the appointment of the Investment Adviser under the provisions of this Article, the Investment Adviser shall be entitled to receive all fees and other monies accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination. The Investment Adviser shall take all necessary steps to vest in the Company or in the Investment Manager or any new investment adviser any assets previously held in the name of or to the order of the Company or the Investment Manager and shall not be entitled to any lien
in respect of any of the foregoing.   In the event that on the date of such
termination a new investment adviser has not been selected by the Investment Manager and approved by the Company and any necessary authorities, the Investment Adviser will act hereunder solely to maintain the Company's assets and will take only such action with respect to such assets as it is directed to take by the Directors.

				  ARTICLE 10
				Confidentiality

	       None of the parties hereto shall (except under compulsion of any applicable law or any regulation made thereunder or as required by the regulatory authorities of any jurisdiction in which transactions on behalf of the Company are effected or regulated) either before or after the termination of this Agreement disclose to any person not authorized by the relevant party to receive the same any confidential information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use all reasonable efforts to prevent any such disclosure as aforesaid.

				  ARTICLE 11
				    Notices

	       Any notice given hereunder shall be in writing and shall be served by hand, by telex or facsimile transmission or by first class mail, postage prepaid, to the principal office for the time being of the addressee. Any such notice shall be deemed duly served at the time of delivery (if delivered by hand), at the time of receipt of confirmed answerback (if served by telex) or acknowledgment of receipt (if served by facsimile transmission), or seven days after such notice is deposited in the mails.

				  ARTICLE 12
			   Miscellaneous Provisions

	       Section 12.01. No failure on the part of any party to exercise, and no delay on such party's part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

	       Section 12.02. This Agreement may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Company, and (ii) a majority of the Directors who are not interested persons of the Company or of the Investment Manager or the Investment Adviser or of any other entity regularly furnishing investment advisory services with respect to the Company pursuant to an agreement with the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval.

	       Section 12.03. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

	       Section 12.04. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	       Section 12.05. This Agreement will become effective on the later of the Assignment Date and the Issuance Date.

				  ARTICLE 13
				 Governing Law

	       Section 13.01. This Agreement shall be governed by and construed in accordance with the laws of England; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

	       Section 13.02. The Investment Adviser irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York or any court in Jersey, Channel Islands over any suit, action or proceeding arising out of or relating to this Agreement. The Investment Adviser irrevocably waives, to the fullest extent permitted by law, any objection that it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Investment Adviser agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court to the jurisdiction of which the Investment Adviser is subject by a suit upon such judgment. The Investment Adviser hereby consents to process being served in any such suit, action or proceeding by (i) mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address set forth above or (ii) by serving a copy thereof in any other manner permitted by law.

	       IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

			     MERCURY ASSET MANAGEMENT
				INTERNATIONAL CHANNEL
				ISLANDS LTD.


			     By:
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				Name:
				Title:



			     MERCURY ASSET MANAGEMENT
				INTERNATIONAL LTD.


			     By:
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				Name:
				Title:

			     By:
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				Name:
				Title:

Accepted:

THE UNITED KINGDOM FUND INC.


By:
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  Name:
  Title: